UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 6, 2012

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV		89502
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into Material Definitive Agreement

On July 6, 2012, Altair Nanotechnologies Inc. (the “Company”) entered into a the Revised Amended and Restated Shareholder Rights Plan Agreement dated May 31, 2012 (the “Rights Agreement”) with Registrar and Transfer Company (“RTC”) pursuant to which Registrar and Transfer Company, the Company’s transfer agent, was appointed as Rights Agent under the Rights Agreement.  Equity Financial Trust Company, the Company’s former transfer agent, was removed as Rights Agent under the Rights Agreement.

The revised Rights Agreement did not effect any material changes to the existing shareholder rights plan agreement, other than to appoint RTC as the Rights Agent and to change various jurisdictional provisions to the United States, rather than Canada, following the Company’s domestication to Delaware.

The description does not purport to be complete and is qualified by reference to the definitive Rights Agreement, filed herewith as Exhibit 10.1

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 6, 2012, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company had not regained compliance with the $1.00 per share minimum bid requirement prior to the July 6, 2012 deadline set out in a previous letter from Nasdaq.  Nasdaq stated, however, that on July 6, 2012, the Company satisfied all initial inclusion criteria for the Nasdaq Capital Market other than the minimum bid price requirement and that, as a result, the Company will be provided an additional 180 day period, or until January 2, 2013, to regain compliance.

According to the letter, if at any time before January 2, 2013, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days (subject to increase to 20 consecutive business days in Nasdaq’s discretion), Nasdaq will provide written notification that the Company complies with the minimum bid price rule.  If compliance with the minimum bid price rule is not demonstrated by January 2, 2013, Nasdaq will provide written notification that the Company’s securities will be delisted, subject to the Company’s right to appeal.

The Company will monitor the bid price of its common stock and will consider available options if the common stock does not trade at a level likely to result in compliance with Nasdaq’s minimum bid price requirement by January 2, 2013.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth in Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10	Revised Amended and Restated Shareholder Rights Agreement dated May 31, 2012 with Registrar and Transfer Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: July 10, 2012	By	/s/ Stephen B. Huang
Stephen B. Huang, Chief Financial Officer

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